UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): February 3, 2021

ESSENT GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36157	Not Applicable
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM11, Bermuda
(Address of Principal Executive Offices and Zip Code)

(441) 297‑9901
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.015 par value	ESNT	New York Stock Exchange

Item 7.01.    Regulation FD Disclosure
The table below sets forth, as of the date and for the period indicated, the following operating statistics of Essent Guaranty, Inc. (“Essent Guaranty”), the primary US mortgage insurance subsidiary of Essent Group Ltd. (the “Company”): (i) insurance in force, and (ii) the number and percentage of mortgage loans insured that were reported to have missed at least two consecutive payments of principal and interest, including forbearance-related delinquencies as a result of COVID-19.   The information regarding new delinquencies and cures is reported to Essent Guaranty from loan servicers. Default reporting, particularly on a monthly basis, may be affected by several factors, including the date on which the report is generated and transmitted to Essent Guaranty, updated information submitted by servicers and by the timing of servicing transfers.

Insurance in Force as of January 31, 2021 ($ in millions)	$198,038

Rollforward of Insured Loans in Default (count)
Balance, December 31, 2020	31,469
Plus: new defaults	2,706
Less: cures	(3,262)
Less: claims paid	(17)
Less: rescissions and denials, net	(1)
Balance, January 31, 2021	30,895

Percentage of Loans in Default as of January 31, 2021	3.89%

The information set forth in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2021

ESSENT GROUP LTD.

By:    /s/ Lawrence E. McAlee
Name: Lawrence E. McAlee
Title: Senior Vice President and Chief Financial Officer